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                                                                   EXHIBIT 10.23

                                                THE BANK OF NOVA SCOTIA
                                                Atlanta Agency
                                                Suite 2700
                                                600 Peachtree Street N.E.
                                                Atlanta, Georgia
                                                USA 30308

                                                Tel: (404) 877-1500
                                                Fax: (404) 888-8998

                                                Scotiabank

                                  CONFIDENTIAL



                                                                  March 25, 2002

Caraco Pharmaceutical Laboratories Ltd.
1150 Elijah McCoy
Detroit, Michigan 48202

Attn:  Narendra Borkar, Chief Executive Officer

                     Caraco Pharmaceutical Laboratories Ltd.
                                   Term Sheet

Dear Mr. Borkar:

         Based on discussions with our Mumbai Branch and Sun Pharmaceutical, we have arranged for a USD 2,500,000 increase to the existing USD 10,000,000 Term Loan for Caraco Pharmaceuticals Laboratories Ltd. ("Caraco"). We understand that proceeds from the Credit Facility will be available for the repayment of current outstanding debt and for general corporate purposes.

         Although we are very interested in providing this financing, our proposal is subject to satisfactory receipt of (i) a guarantee by Sun Pharmaceuticals provided to The Bank of Nova Scotia Mumbai Branch ("BNS Mumbai"), (ii) a guarantee by BNS Mumbai provided to The Bank of Nova Scotia Atlanta Office, and (iii) a completed Draw Request & executed Promissory Note in form satisfactory to us.

         The requirements of the attached Term Sheet dated March 25, 2002 replace the terms and conditions of the prior Term Sheet that was completed on March 14, 2001. Further, the Term Sheet dated March 25, 2002 incorporates information which is either confidential or proprietary in nature, and is being furnished on the expressed basis that none of this information be used in a manner inconsistent with its confidential nature or be disclosed to anyone other than as may be required by law or to those employees of Caraco who are directly involved in the proposed transactions and who have been informed of the confidential nature of this Term Sheet.

         If you are agreeable to the terms and conditions as outlined in the attached Term Sheet please sign and return to the attention of Thomas Myhre, The Bank of Nova Scotia, 181 W. Madison Street, Suite 3700, Chicago, Illinois 60602 no later than April 5, 2002. If you have any questions or comments please do not hesitate to call Thomas at 312/201-4186.

                                              Very truly yours,

                                              THE BANK OF NOVA SCOTIA



                                              By: /s/ N. Bell
                                                  ------------------------------
                                                  N. Bell
                                                  Sr. Manager -- Loan Operations



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                                 March 25, 2002
                                   TERM SHEET


I.       PARTIES

         Borrower:                                Caraco Pharmaceuticals Laboratories Ltd., organized under the laws of the state of Michigan (the "Borrower").

         Lender                                   The Bank of Nova Scotia

II.      THE CREDIT FACILITY

         Facility Amount:                         USD 12,500,000

         Purpose:                                 The proceeds available under the Credit Facility may be used for general corporate purposes, including debt repayment.

         Termination Date:                        August 24, 2005.

         Minimum Draw Down Amount:                USD 250,000

         Final draw down:                         Any amounts not borrowed within 365 days of March 25, 2002 will no longer be available for draws. On March 25, 2003 the facility will term out.

         Repayment:                               Four semi-annual installments, of USD 3,125,000 each, due on:
                                                  February 24, 2004, August 24, 2004, February 24, 2005 and August 24, 2005
                                                  (Termination Date).

         Prepayment:                              Not permitted till the completion of 3 years from the Original Closing
                                                  Date of August 24, 2000.

         COMMON TERMS APPLICABLE
         TO THE FACILITY

III.
         Interest Rate:                           LIBOR + 30 bps

         Default Interest Rate:                   LIBOR + 200 bps (Occurs if the Borrower incurs an Event of Default)

         Interest Payment Dates:                  Interest periods for LIBOR loans shall be, at the Borrower's option, one, two, three or six months.  Interest on LIBOR loans shall be payable on the last business day of the applicable interest period for such loans unless such interest exceeds three months then on the 90th day following the commencement of such interest period.  Interest on alternate base rate loans shall be payable monthly in arrears.

         Annual Work Fee:                         Annual administrative fee in the amount of USD 15,000 due and payable no later than December 31 of each year.

         Security:                                Unsecured.

         Guarantees:                              A Guarantee in the amount of USD 12,500,000 is to be delivered on behalf of the
                                                  Borrower by Sun Pharmaceuticals Industries Limited to BNS Mumbai. Additionally,
                                                  BNS Mumbai shall provide a guarantee to The Bank of Nova Scotia Atlanta
                                                  Office in the amount of USD 12,500,000 prior to any funding that exceeds USD
                                                  10,000,000.

         Representations and Warranties:          Customary for the type of transaction proposed and others to be reasonably
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
                                                  specified by The Bank of Nova Scotia.

         Reporting Requirements:                  1.  The Borrower is to provide quarterly financial statements including an income statement, balance sheet, and cash flow statement to be received no later than 45 days after each quarter end.

                                                  2. The Borrower is to provide audited financial year-end statements including an income statement, balance sheet, cash flow statement, and statement of retained earnings to be received no later than 120 days after the financial year end.

                                                  3. The Borrower is to provide a detailed annual forecast of its projected performance including an income statement, balance sheet, cash flow statement, and summary of management assumptions to be received no later than 60 days after the financial year end.

                                                  4. The Borrower is to provide a quarterly management discussion and analysis of operating performance (including discussion of revenue, gross margins, and
                                                  SG&A expenses) and financial position (including discussion of financial position and liquidity) to be received no later than 45 days after each quarter end and no later than 120 days after the financial year end.

         Events of Default:                       1.  Failure to pay principal or interest or the annual work fee when due and payable.

                                                  2.  Failure to comply with the reporting requirements.

         Miscellaneous:                           1. Indemnification of The Bank of Nova Scotia from and against any losses, claims, damages, liabilities or other expenses which arise out of or in connection with the Credit Facility, this Term Sheet or the Credit Documentation, including those which may arise from or in connection with any action, suite or proceeding (whether or not any Indemnified Party is a party or is subject thereto).

                                                  2. The Borrower will pay all of The Bank of Nova Scotia's fees and other out-of-pocket expenses (including the fees and out-of-pocket expenses of
                                                  The Bank of Nova Scotia's legal counsel) arising out of or in connection with the
                                                  Credit Facility, this Term Sheet or the Credit Documentation, including any such fees and expenses which may arise from or in connection with any action, suit or proceeding (whether or not an Indemnified Party is a party or is subject thereto).

                                                  3.  Waiver of jury trial.

                                                  4. New York governing law; consent to exclusive New York jurisdiction; appointment of New York process agent.

By signing below we agree to the terms and conditions as outlined in the Term Sheet above.

Caraco Pharmaceuticals Laboratories Incorporated

By: /s/ Narendra N. Borkar
   -----------------------------------------

Print Name: Narendra N. Borkar
           ---------------------------------

Title: CEO
      --------------------------------------

Date:  03/27/02
     ---------------------------------------


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